EXHIBIT 24(b)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Southern Electronics Corporation on Amendment No. 1 to Form S-8 of our report dated August 18, 1995, appearing in the Annual Report on Form 10-K of Southern Electronics Corporation for the year ended June 30, 1995.



DELOITTE & TOUCHE LLP




Atlanta, Georgia
November 9, 1995